Exhibit 99.6

The undersigned agree that this Amendment No. 3 to Schedule 13D, and all amendments to the Schedule 13D, relating to the Ordinary Shares of Flamel Technologies S.A. shall be filed on behalf of the undersigned.

DEERFIELD MGMT, L.P.

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

BREAKING STICK HOLDINGS, LLC

By: Deerfield Management Company, L.P., Manager

By: Flynn Management LLC, General Partner

By: /s/ Jonathan Isler
Name: Jonathan Isler
Title: Attorney-in-Fact*

JAMES E. FLYNN

/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact*

*Power of Attorney previously filed as Exhibit 24 to a Form 4 with regard to Talon Therapeutics, Inc. filed with the Securities and Exchange Commission on August 21, 2012 by Deerfield Mgmt L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International, Limited, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and James E. Flynn.